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                                                                   EXHIBIT 99(A)

                     AMENDED AND RESTATED MASTER AGREEMENT

    THIS AMENDED AND RESTATED MASTER AGREEMENT ("Agreement") is made and entered into as of this 13th day of June, 2001, by and between Chequemate International Inc., a Utah corporation (together with all Subsidiaries of Chequemate International Inc., "the Company") and Another World Inc., a corporation established under the laws of the Republic of Korea ("AWK"), pursuant to which the shareholders of AWK ("Purchasers") will purchase shares of common stock of the Company (AWK, together with the Company are collectively referred to as the "Parties").

                                   WITNESSETH

    WHEREAS, The parties entered into that certain Master Agreement ("Master Agreement") between the Company and AWK dated March 15, 2001;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the Parties hereby agree to amend and restate the Master Agreement in its entirety as follows:

                                  DEFINITIONS

    The following terms shall have the meanings set forth herein for the purposes of this Agreement:

    "Affiliate" of any person shall mean any corporation, limited liability company, proprietorship, partnership or other business entity which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such person. Control shall mean control by virtue of share ownership, contractual agreement or any other set of facts that establishes the ability to influence the management of the relevant entity.

    "Agreement" shall mean this Master Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

    "Business" shall mean centric graphical software applications, hotel pay-per-view services, and cable channel services. For greater certainty and without in any way diminishing the foregoing, the Business includes the VisionComm Business.

    "Business Combination" means with respect to any person any (i) merger, consolidation or combination to which such person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the assets and properties of such person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

    "Claim Notice" shall have the meaning given to it in SECTION 13.6.

    "Employee Benefit Plan" shall have the meaning given to it in SECTION 3.10.

    "Environmental Law" means any and all laws, statutes, ordinances, orders, common law, codes, rules, regulations, permits, authorizations, licenses, policies, guidance documents, judgments, decrees, injunctions, or agreements with any governmental or regulatory authority, relating to the protection of health or the environment, worker or public health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, release, spilling, leaking, emitting, discharging, leaching, dumping, disposal of or exposure to any Hazardous Substance, whether now existing or subsequently amended or enacted.

    "Financial Statements" shall mean (i) the audited financial statements for the Company as of March 31, 2000, and for the twelve (12) months then ended, as audited by the Company' independent certified public accountants; (ii) the unaudited financial statements for the Company as of
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December 31, 2000, and for the nine (9) months then ended; (iii) the audited financial statements for each Subsidiary individually and for the Company and all of the Subsidiaries on a consolidated basis as of March 31, 2000, and for the twelve (12) months then ended as audited by the Company' independent certified public accountants; and (iv) the unaudited financial statements for each Subsidiary individually and for the Company and all Subsidiaries on a consolidated basis for the nine-month period ending December 31, 2000 copies of which are attached hereto as SCHEDULE 3.3 All financial statements shall be prepared in accordance with GAAP.

    "First Closing" shall have the meaning given to it in the Preamble and
SECTION 1.1.

    "First Closing Date" shall have the meaning given to it in SECTION 10.1

    "First Price" shall have the meaning given to it in SECTION 1.1.

    "First Purchase Price" shall have the meaning given to it in SECTION 2.1.

    "First Shares" shall have the meaning given to it in SECTION 1.1.

    "Fully Diluted Basis" shall mean, with respect to the share capital of the Company, all outstanding shares of capital stock of the Company (the "Outstanding Shares") and all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound that contemplates the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. For greater certainty, when "Fully Diluted Basis" is used in connection with the Acquisition, the definition shall include the shares of Common Stock issued to the Purchasers and the shares of Common Stock issuable to the Purchasers upon the exercise of warrants issued to the Purchasers pursuant to the First Closing or Second Closing, as applicable.

    "GAAP" shall mean generally accepted accounting principles in the United States at the time in effect, consistently applied from period to period.

    "Governmental Authority" shall mean, respectively, the government of the United States, or any state, county, city or political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any arbitrator, tribunal or panel of arbitrators and shall include, without limitation, any stock exchange, or quotation service.

    "Hazardous Substance" shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances, pollutants, contaminants, or wastes in any amount or concentration which are now or hereafter become regulated or prohibited under any Environmental Laws.

    "Indebtedness" means, as to any person or legal entity; (i) all obligations, whether or not contingent, of such person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured),
(ii) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such person, whether periodically or upon the happening of a contingency, (v) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (vi) all obligations of such person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all Indebtedness secured by any Lien (other than Liens in favor of lessors under leases of equipment or real property) on any property or asset owned or held by
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that person regardless of whether the Indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person,
(viii) all Indebtedness of any other person referred to in clauses (i) through
(vii) above, guaranteed, directly or indirectly, by that person.

    "Intellectual Property" shall mean all patents, patent applications, patent licenses, trade names, trademarks, trade name and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), service marks, service names and service mark and service name registrations (and applications therefor), brand names, inventions, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes where applicable) and related documentation, technical information, manufacturing, engineering and technical drawings and know-how owned or licensed by a the Company, or a Subsidiary and used in the operation of the Business.

    "Liabilities" means all Indebtedness, obligations and other liabilities of a person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

    "Liens" shall mean any mortgage, pledge, assessment, security interest, lease, Lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale agreement, title retention agreement or agreement committing to grant any of the foregoing.

    "Losses" shall mean all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, interest, reasonable attorneys' fees and expenses and costs of investigation and action, suit or proceeding, expenses of accountants and other experts or other expenses of litigation or other proceedings or fees and expenses related to any claim, default or assessment).

    "Material Adverse Effect" shall mean, with respect to any entity: (a) any effect on or change in the condition (financial or otherwise), business, assets or results of operations of the entity which, alone or taken together with any other such effects or changes at such entity, would have or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations, taken as a whole, of such entity; or (b) any effect on or change in the condition (financial or otherwise), business, assets or results of operations of any or all Subsidiaries of the entity taken as a whole which, alone or taken together with any other such effects or changes, would have or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the entity and such Subsidiaries taken as a whole.

    "Permits" shall have the meaning given to it in SECTION 3.6.

    "Real Property Leases" shall have the meaning given to it in SECTION 3.7.

    "Reverse Stock Split" shall have the meaning given to it in SECTION 7.1(J).

    "Second Closing" shall have the meaning given to it in the Preamble and
SECTION 1.2.

    "Second Closing Date" shall have the meaning given to it in SECTION 11.1.

    "Second Price" shall have the meaning given to it in SECTION 1.2.

    "Second Purchase Price" shall have the meaning given to it in SECTION 2.1.

    "Second Shares" shall have the meaning given to it in SECTION 11.1.

    "Subscription Agreement" shall have the meaning given to it in SECTION 1.2.

    "Subsidiary" shall mean any company (including partnerships, limited liability companies, unlimited liability companies or other entities) of the Company in which the Company owns over 50% of the voting equity, all of which are listed on Schedule 3.1.

    "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess. profits, occupational and interest equalization, windfall profits, severance, withholding.
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Social Security taxes and duties, which are imposed by the United States or any foreign government, or any state or local government or subdivision or agency thereof and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

    "Transaction Agreements" shall mean the Subscription Agreement, the Waiver and Release and the

    "VisionComm" means VisionComm Inc., a Delaware corporation.

    "VisionComm Business" means the business previously conducted by VisionComm.

    "Warrants" shall have the meaning given to it in Section 1.1.

                                   ARTICLE I
                                  TWO CLOSINGS

    1.1 FIRST CLOSING. Subject to the terms and conditions of this Agreement, at the First Closing, the Company shall issue to Purchasers listed on Schedule
1.1 and Purchasers or its designee(s) shall purchase (a) an amount of shares of the Company's common stock , par value $.0001 per share (the "Common Stock"), equal to fifty-one percent (51%) of the issued and outstanding Common Stock, calculated on a FULLY DILUTED BASIS in the form of newly-issued shares of the Common Stock (the "First Shares"), the dollar number derived from the quotient of the First Purchase Price and the First Shares shall be the "First Price" (the "First Closing"). The First Shares shall be fully paid and nonassessable when issued. The issuance of the First Shares by the Company to the Purchasers shall take place pursuant to the separate execution of the Subscription Agreement in substantial form attached hereto as EXHIBIT A.

    1.2 SECOND CLOSING. Subject to the terms and conditions of this Agreement the Company can acquire control of AWK at a date after the First Closing provided the shareholders of the Company AWK approve ("Second Closing"). At the Second Closing, the Company shall issue to the Purchasers listed on Schedule 1.2 and the Purchasers or shall purchase additional shares of Common Stock (the "Second Shares"), in an amount calculated as set forth in Section 2.2 hereof. The Second Shares shall be fully paid and nonassessable. The issuance of the Second Shares by the Company to the Purchasers shall take place pursuant to the separate execution of the Subscription Agreement substantially in the form attached hereto as EXHIBIT A. The valuation of the assets transferred to the Company at the Second Closing shall be determined by Samil Accounting Corporation, a member firm of PriceWaterhouse Coopers or an equivalent accounting firm.

    1.3 REGISTRATION RIGHTS. Upon the issuance of each of the First Shares and the Second Shares at the First Closing and the Second Closing in accordance herewith, the holders of all of such shares of Common Stock will have the registration rights set forth in Schedule 1.3 attached hereto and made a part hereof.

                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT

    2.1  PAYMENT OF FIRST PURCHASE PRICE AND THE SECOND PURCHASE PRICE

       (a) In consideration of the First Shares and Warrants, Purchasers shall pay to the Company at the First Closing the sum of Three and One-Half Million Dollars ($3.5 million) (the "First Purchase Price") in immediately available funds, by means of wire transfer to the Company's bank account designated in a writing delivered to Purchasers at least two business days prior to the First Closing Date.

       (b) In consideration of the Second Shares, Purchasers shall contribute to the Company at the Second Closing by means of merger or otherwise, the operations of Another World including the in kind assets listed on Schedule 2.1(b) (the value thereof being the "Second Purchase Price"). The number of shares of Common Stock comprising the

           Second Shares shall be the quotient of (1) the Second Purchase Price divided by (2) the lower of (a) the First Price or (b) 75% of the average of the last reported trading price on each of the last five business days immediately preceding the Second Closing Date "Second Price" (or, if no trades of Common Stock were executed on the American Stock Exchange on any of such days, then the average of the "bid" and "ask" price on such day).

    2.2.  FIRST PURCHASE PRICE ADJUSTMENT.

       (a) The First Purchase Price shall be adjusted in accordance with this
           SECTION 2.2 to reflect any negative change in the known outstanding or pending Liabilities or Losses between the date of this Agreement and the date of the First Closing ("First Negative Change"), including, but not limited to any negative change in the Liabilities or Losses arising from the that certain Paladin Credit Agreement between the Company and Paladin Trading Limited dated August 31, 2000 and that certain Common Stock Purchase Agreement between the Company and Crooks Hollow Road, LLC, dated MAY 10, 2000. With respect to any First Negative Change, the Company shall either: (1) reimburse the Purchasers for such First Negative Change, or (2) the Purchasers may demand the Company to issue additional Common Shares to the Purchasers at the First Price in the amount of such First Negative Change.

       (b) The First Negative Change, if any, plus interest thereon at an annual rate equal to eight percent (8%) from and including the First Closing Date to, but not including, the date of payment shall be paid to the Purchasers at the sole discretion of the Purchasers either: (i) as an indemnification payment to the Purchasers from the Company, or
           (ii) by an adjustment to the number of First Shares acquired by the Purchase in the Company at the First Closing, where such number of incremental First Shares is calculated as the quotient of the First Purchase Price Adjustment (plus interest) divided by the First Price. The Company shall make such payment to the Purchasers within ninety
           (90) days of the First Closing Date.

    2.3.  SECOND PURCHASE PRICE ADJUSTMENT.

       (a) The Second Purchase Price shall be adjusted in accordance with this
           SECTION 2.3 to reflect any negative change in the known outstanding or pending Liabilities or Losses between the First Closing Date and the Second Closing Date ("Second Negative Change"). With respect to any Second Negative Change, the Company shall either: (1) reimburse the Purchasers for such Second Negative Change, or (2) the Purchasers may demand the Company to issue additional Common Shares to the Purchasers at the Second Price in the amount of such Second Negative Change.

       (b) The Second Negative Change, if any, plus interest thereon at an annual rate equal to eight percent (8%) from and including the Second Closing Date to, but not including, the date of payment shall be paid to the Purchasers at the sole discretion of the Purchasers either:
           (i) as an indemnification payment to the Purchasers from the Company or (ii) by an adjustment in the number of Second Shares acquired by the Purchasers in the Second Closing, where such number of incremental Second Shares is calculated as the quotient of the Second Purchase Price Adjustment (plus interest) divided the Second Price. The Company shall make such payment to the Purchasers within ninety
           (90) days of the Second Closing Date.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    The Company hereby represents and warrants to AWK and Purchasers as follows:

    3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is validly existing in good standing in the jurisdictions set forth on Schedule 3.1(a) (the "Foreign Qualification State") with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has, prior to the execution of this Agreement, delivered to AWK true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents), in each case as in effect on the date hereof. The name of each Subsidiary and each member of the Company's and each Subsidiary's Board of Directors and officers and the position held by each are listed in
SCHEDULE 3.1(B).

    3.2 CORPORATE AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement and the Transaction Agreements to which its is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the Transaction Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and upon execution thereof by all parties thereto, the Transaction Agreements to which the Company is a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution and delivery by the Company of this Agreement and the Transaction Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provisions of the certificate of incorporation or by-laws of the Company or violate any provision of or result in the acceleration of any obligation or the creation of any Lien under, any Permit, agreement, indenture, instrument, lease, order, arbitration award, judgment or decree to which either the Company is a party or by which either the Company or any of its assets or properties is bound. This Agreement has been duly approved by the Board of Directors with all necessary consents and authority to enter into this Agreement being granted by the Board of Directors. No further approval is needed from the Company's Board of Directors for the Company to enter and implement this Agreement.

    3.3 FINANCIAL STATEMENTS. The Financial Statements present fairly in all material respects the financial position and the results of operations on an individual or consolidated basis, as applicable for (a) the Company and (b) the Company and all Subsidiaries in the case of consolidated Financial Statements, as of the dates thereof or for the periods referred to therein, as applicable, in conformity with GAAP and the past accounting practices of the Company (to the extent compatible with GAAP) consistently applied (except as set forth on
SCHEDULE 3.3(A)) subject in the case of interim financial statements to normal year-end adjustments (which need not be projected on the interim financial statements), and the Financial Statements make full and adequate provision for all material obligations and liabilities (whether contingent or otherwise) of the Company as of the date thereof to the extent required by GAAP. The books and records of the Company are complete and accurate in all material respects. As of the date of this Agreement, there are no material liabilities (whether contingent or otherwise that would be required to be disclosed by GAAP) of, relating to or affecting the Company or any of its respective assets and properties, except (i) liabilities reflected or reserved against in the Financial Statements, or (ii) liabilities disclosed in SCHEDULE 3.3(A). The aggregate amounts of Indebtedness and cash of the Company and of the Subsidiaries on a consolidated basis as of the date of this Agreement are as set forth on SCHEDULE 3.3(B).

    3.4 NO MATERIAL ADVERSE CHANGE. Except as listed on SCHEDULE 3.4(A), the Company represents and warrants that since December 18, 2000, there has not been any material adverse change in the condition (financial or otherwise), business, assets, or results of operations of the Business in any such case, taken as a whole and no event or condition has occurred or is known to the Company which could reasonably be expected to have a Material Adverse Effect. In addition, without limiting the foregoing, except as disclosed in SCHEDULES 3.4(A) AND 3.4(b) (Schedule 3.4(b) being solely with respect to VisionComm) and except for the transactions contemplated by this Agreement and the Transaction Agreements, since December 18, 2000, neither the Company nor any Subsidiary has:

       (a) (i) declared, set aside or paid any dividend or other distribution (in cash or other assets) in respect of the capital stock or other equity interests of the Company or any Subsidiary of the Company
           (ii) directly or indirectly redeemed, purchased or otherwise acquired any such capital stock or other equity interests, or (iii) made any other payment or distribution of cash or assets;

       (b) authorized, issued, sold or otherwise disposed of, or granted any option with respect to, or issued any security convertible into or exchangeable for any shares of capital stock or other equity interests of the Company, or modified or amended any right of any holder of any outstanding shares of capital stock or other equity interests or options with respect thereto of the Company;

       (c) other than in the ordinary course of business consistent with past practice, (i) increased salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any employee or consultant of the Company whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate $50,000 or more per annum; or (ii) established, terminated or modified any Employee Benefit Plan, employment contract or other employee compensation arrangement;

       (d) other than amounts under $20,000, (i) incurred any Indebtedness,
           (ii) made or agreed to make any loans to any person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any Subsidiary under, any Indebtedness of or owing to the Company;

       (e) suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment or the assets and properties of the Company; except where such damage, destruction or other casualty loss would not have a Material Adverse Effect;

       (f) failed to pay or satisfy when due any obligation of the Company, except when the failure would not have a Material Adverse Effect;

       (g) acquired any business or material assets or properties of any person (whether by merger, consolidation or otherwise) or disposed of, leased, or incurred a Lien on, any material assets or properties of the Company, in each case, other than acquisitions or dispositions of inventory (including without limitation infusion pumps) in the ordinary course of business of the Company consistent with past practice;

       (h) entered into, amended, modified in any material way terminated (in whole or in part) or granted a waiver under or given any consent with respect to (i) any contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed pursuant to this Agreement (ii) any Permit held by the Company;
           (iii) any Intellectual Property; or (iv) made any capital expenditures in excess of $10,000 in the aggregate, or incurred any obligation to make any such capital expenditure;

       (i) commenced, terminated or changed in any material way any line of business of the Business or added any additional lines of business to the Business;

       (j) entered into any transaction with any stockholder, partner, member or Affiliate of the Company, other than pursuant to any contract in effect on December 31, 2000, and heretofore disclosed to AWK;

       (k) made any change in the accounting methods or procedures of the Company; or

       (l) entered into any agreement to do any of the things described in the preceding paragraphs.

    3.5 ISSUANCE OF STOCK. Issuance to the Purchasers of the First Shares and the Second Shares pursuant to this Agreement will grant the Purchasers good and valid title thereto, free and clear of all Liens, except for such Liens as may be incurred by, or that result from the action of, the Purchasers or its designees. Upon the issuance thereof in accordance with the terms and conditions of the

Subscription Agreement, the respective shares of Common Stock will have been duly authorized and validly issued and will be fully paid and nonassessable. All currently issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The equity interest acquired by the Purchasers according to this Agreement constitutes approximately no less than 75% equity interest in the Company, on a Fully Diluted Basis. Except as set forth in SCHEDULE 3.5 there are no outstanding options, warrants, convertible securities or similar rights with respect to, or agreements, arrangements or understandings to issue any such options, warrants, convertible securities or similar rights with respect to the First Shares and the Second Shares and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the First Shares and the Second Shares or any other shares in the capital or equity interests of the Company.

    3.6 PERMITS. The Company holds the respective permits, licenses, approvals and authorizations listed on SCHEDULE 3.6 ("Permits"). The Permits are all permits, licenses, approvals or authorizations as are currently necessary for the operation of the Business (including the VisionComm Business) as presently conducted; except for any failure to hold any of the foregoing which has not had, and may not reasonably be expected to have, a Material Adverse Effect. Each Permit is valid, binding and in full force and effect and neither the Company nor any of its Subsidiaries is, or has received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any Permit.

    3.7  REAL PROPERTY LEASES.  The Company does not own any real estate.
SCHEDULE 3.7 hereto lists all leases of real property ("Real Property Leases") to which the Company is a party, including all amendments, modifications or extensions thereto. To the knowledge of the Company, all buildings, fixtures and other structures or improvements leased by the Company pursuant to the Real Property Leases are in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere in any material respect with the continued use thereof in the conduct of the Business. The Company has a valid and subsisting leasehold interest in and the right to quiet enjoyment (or similar right under applicable law) to the real property leased by it for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the knowledge of the Company, of each other person that is a party thereto, and except as set forth in
SCHEDULE 3.7, there is no, and the Company has no knowledge of any nor received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company owes no brokerage commissions or finders' fees with respect to any Real Property Lease or renewal or extension thereof. The Company has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease, except for any penalties which would not have a Material Adverse Effect. The Company has made available to AWK prior to the execution of this Agreement true and complete copies of all Real Property Leases. To the knowledge of the Company there are no condemnation or appropriation proceedings pending or threatened against any real property occupied by the Company or the improvements thereon. The Company has no knowledge of any claim, action or proceeding, actual or threatened, against any real property occupied by the Company which would have a Material Adverse Effect.

    3.8 TANGIBLE PERSONAL PROPERTY. Except as disclosed in SCHEDULE 3.8 hereto and except where the failure to be in good operating condition and repair would not have a Material Adverse Effect, all tangible personal property used in the Business (including without limitation any and all improvements on real estate owned or leased by Company, regardless of whether or not such improvement is qualified as part of such real estate or not) is in good operating condition and repair (with the exception of normal wear and tear), suitable and adequate for the continued use thereof in the conduct of the Business as presently conducted. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights to use, all tangible personal property used in the conduct of the Business, other than inventory disposed of since such date in the ordinary course of business consistent with past practice of the Company. All such tangible personal property is free and clear of all Liens, except for Liens which would not have a Material Adverse Effect.

    3.9 CONTRACTS. SCHEDULE 3.9 lists all contracts, agreements and instruments of the to which the Company or any Subsidiary is bound. Each contract agreement or instrument required to be disclosed in this SCHEDULE 3.9 is in full force and effect and constitutes a legal, valid and binding agreement of, and is enforceable in accordance with its terms against, the Company or respective Subsidiary that is party thereto and, to the knowledge of the Company or the relevant Subsidiary, each other party thereto; and except as disclosed in
SCHEDULE 3.9 no Subsidiary nor, to the knowledge of the Company or the Subsidiaries, any other party to such contract agreement or instrument is, nor has received notice that it is, in violation or breach of or default under any such contract agreement or instrument (or with notice or lapse of time or both, would be in violation or breach of or default under any such contract, agreement or instrument). Except as disclosed on SCHEDULE 3.9, there are no contracts to which any of the Subsidiaries is a party or by which any of their assets is bound, which contracts are material to such Subsidiary or the Business, other than contracts executed in the ordinary course of business.

    3.10 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 3.10 ("Employee Benefit Plans"), the Company is not a party to and does not participate in, or contribute to any of the following for the benefit of the Company's Employees: (i) any retirement, pension or deferred compensation plan, incentive compensation plan, stock plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements that does not constitute an employee benefit plan; or (any employment agreement not terminable upon 90 days or less written notice without further liability). Each Employee Benefit Plan is in compliance in all respects with all requirements of law applicable thereto and the respective requirements of the governing documents thereof, except where noncompliance would not have a Material Adverse Effect. The Company has not incurred any liability (nor, to the knowledge of the Company does any condition exist or has any event occurred that presents a material risk that any liability will be incurred) with respect to any such Benefit Plan (other than liabilities reflected as such on the Balance Sheet) that have or would reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan is fully and properly funded in accordance with applicable law and the governing documents of such Employee Benefit Plan.

    3.11 LITIGATION. Except as disclosed on SCHEDULE 3.11, there are no actions, suits, arbitration proceedings, or other litigation investigations, inquiries or proceedings ("Actions or Proceedings") pending or, to the knowledge of the Company, threatened (a) against or affecting the Company other than actions, suits, arbitration proceedings, or other litigation or proceedings, which taken individually or in the aggregate do not and could not be reasonably expected to have a Material Adverse Effect or (b) which challenge the validity of the transactions contemplated by this Agreement. Except as disclosed on
SCHEDULE 3.11, the Company is not subject to any order, judgment, decree, award, investigation, inquiry or stipulation of or with any Governmental Authority which has, or may reasonably be expected to have, a Material Adverse Effect. The Company is not in default with respect to any order, judgment, decree, award or stipulation of any Governmental Authority and there are no unsatisfied judgments against either of the Company. There is not a reasonable likelihood of an adverse determination of any pending action or proceeding that would, individually or in the aggregate, have a Material Adverse Effect. Prior to the execution of this Agreement, the Company has delivered to AWK all responses of counsel for the Company to auditors' requests for information for the preceding three (3) years (together with any updates provided by such counsel) regarding actions or proceedings pending or threatened against, relating to or affecting either of the Company.

    3.12  TAXES.

       (a) Other than with respect to Taxes not yet due and payable, (i) all Taxes due and owing by the Company (whether or not shown on any Tax return) have been properly determined in accordance with applicable rules and regulations and have been timely paid in full, or in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder, customer, supplier or other third party, where required by law have been timely withheld, deposited and paid in full and (ii) all Tax returns required to be filed for taxable periods ending on or before December 31, 2000, by or with respect to the Company, have been or (assuming cooperation by AWK as required by this Agreement) will be duly and timely filed in accordance with all applicable laws, and each such Tax return is (or will be when filed) correct and complete in all material respects.

       (b) There is no pending or, to the knowledge of the Company, threatened dispute, claim or issue raised, or expected to be raised or assessed, by any Governmental Authority in any jurisdiction concerning any Tax liability of the Company or otherwise known to the Company. The Company has made available to AWK complete and correct copies of all Tax returns, or portions thereof, filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against, or agreed to by or with respect to, the Company.

       (c) The Company has not received any written ruling of a Governmental Authority related to Taxes or entered into any written and legally binding agreement with a Governmental Authority related to Taxes.

    3.13 INSURANCE. SCHEDULE 3.13 contains a true and complete list (including the insurance policy face or coverage sheets) of all insurance policies (including any self insurance programs, if any) currently in effect that insure the Business or the Company or employees of the Company or affect or relate to the ownership, use or operation of any of the material assets or properties of any Subsidiary; except for any such insurance policy the absence of which would not materially affect the Company or the Business. Each policy listed in SCHEDULE 3.13 is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company, nor any other person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company does not know of any reason or state of facts that could lead to the cancellation of such policies. In the Company's reasonable judgement, the insurance coverage provided by the insurance policies listed in SCHEDULE 3.13 is reasonably adequate for the Business.

    3.14 COMPLIANCE WITH LAWS. The Company has complied with and is in compliance with all laws, statutes, regulations, rules and ordinances and other pronouncements of any Governmental Authority applicable to the Business, the Company or its assets or properties (including without limitation the Federal Foreign Corrupt Practices Act) except where the failure to comply would not have, and could not reasonably be expected to have, a Material Adverse Effect.

    3.15 INTELLECTUAL PROPERTY. SCHEDULE 3.15 is an accurate and complete list of all Intellectual Property used in the conduct of the Business. Except as set forth in SCHEDULE 3.15, all of the Intellectual Property is owned by the Company free and clear of all Liens, or the Company has a valid and binding license to use such Intellectual Property. No other Intellectual Property is used in the conduct of the Business. Except as disclosed in SCHEDULE 3.15, (i) any registrations on behalf of the Company with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain its validity or effectiveness, except where the failure to have such registration, to pay such Taxes or maintenance fees or to any such other action does not have and could not reasonably be expected to have a Material Adverse Effect, (ii) there are no restrictions on the direct or indirect transfer of any license, held by the Company in respect of such Intellectual Property, except for any such restriction which does not have and could not reasonably be expected to have a Material Adverse Effect, and (iii) the Company is not or has not received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, and the Company has no knowledge that such Intellectual Property is being infringed by any other person. To the knowledge of the Company, the Company is not infringing any Intellectual Property of any other person, and no litigation is pending and no claim has been made or, to the knowledge of the Company, has been threatened to such effect.

    3.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company (i) have arisen out of bona fide transactions in the ordinary course of business consistent with past practice, and are payable on ordinary trade terms, (ii) to the knowledge of the Company, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) to the knowledge of the Company, are not subject to any valid set-off or counterclaim, and (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

    3.17 CONSENTS. Except as set forth in SCHEDULE 3.17, no notice to, filing with, authorization of, exemption by or consent of any Governmental Authority or any other person is required in order for either of the Company to consummate the transactions contemplated hereby, except for any consent, the failure of which to be obtained, would not have and could not reasonably be expected to' have a Material Adverse Effect.

    3.18 AFFILIATES. Except as disclosed in SCHEDULE 3.18, (i) there is no Indebtedness owed to any Affiliate, (ii) there is no Indebtedness owed by any Affiliate, (iii) neither any current or former Affiliate provides or causes to be provided any assets, properties, services or facilities to the Company, and
(iv) the Company provides or causes to be provided any assets, services or facilities to any current or former Affiliate.

    3.19 CORPORATE BOOKS AND RECORDS. The minute books and other similar records of the Company set forth in SCHEDULE 3.19 and made available to AWK prior to the execution of this Agreement contain a true, complete and current record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members, stockholders, the management committee or boards of directors, subcommittees and committees of the boards of directors of the Company.

    3.20 EMPLOYEES; LABOR RELATIONS. The Company is not engaged in any unfair labor practice as determined by applicable local law. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company; (ii) no grievance, arbitration or other proceeding arising out of or under trade union contracts pending or, to the knowledge of the Company, threatened against the Company, which has or could reasonably be expected to have a Material Adverse Effect, and (iii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company.

    3.21 BUSINESS RELATIONSHIPS. Except as listed on SCHEDULE 3.4. no business relationship of the Company with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate material to the business of the Company has been, or to the knowledge of the Company, has been threatened to be, terminated, canceled, limited or changed or modified, in a way, which has or could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, there exists no present condition or state of facts or circumstances with respect to such business relationship that would have a Material Adverse Effect, or prevent any Subsidiary from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which it has heretofore been conducted.

    3.22 INVENTORY. All inventory of the Company reflected on the Financial Statements consisted, and all such inventory acquired since December 31, 2000 consists, of a quality and quantity usable and salable in the ordinary course of business, except as disclosed in SCHEDULE 3.22 and except to the extent properly reserved for on the December 31 Consolidated Balance Sheet or the First Closing Date Balance Sheet, as the case may be. All items included in the inventory of the Company are the property of the Company free and clear of any Lien (except for Liens which would not have a Material Adverse Effect), are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental Authorities.

    3.23 CONFLICTING AGREEMENTS. Neither the Company or any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of either the Company or any Affiliate) has entered into any agreement with any third party regarding any transaction involving the Company which conflicts with the transactions contemplated hereby or which could result in AWK, the Purchasers or their respective members, officers, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or any Transaction Agreement or consummating the transactions contemplated hereby or thereby.

    3.24 KNOWLEDGE. Wherever used in this Agreement, the "knowledge" means the knowledge of the officers, executives, partners, members or other persons in a similar position or having similar powers and duties of the Company, as the case may be, in each case after reasonable inquiry.

    3.25 BROKERS. The Company represents that no broker or finder has acted for it in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby, and that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by the Company.

    3.26 EQUITY RIGHTS. SCHEDULE 3.26 is a complete and accurate list and description of all the obligations of the Company with respect to outstanding warrants or options, re-pricing of the Company's shares, registration rights granted by the Company, or any similar obligations that have an effect on the number or the value of the Company's issued and outstanding shares.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    AWK represents and warrants to the Company as follows:

    4.1 ORGANIZATION AWK is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

    4.2 CORPORATE AUTHORITY. AWK has all requisite corporate power and authority to enter into this Agreement and the Transaction Agreements to which it is a party and to perform its obligations under this Agreement and the Transaction Agreements and to consummate the transactions contemplated hereby or thereby. AWK's execution, delivery and performance of this Agreement and the Transaction Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of AWK. This Agreement has been duly executed and delivered by AWK and constitutes, and upon execution thereof by all parties thereto, the Transaction Agreements to which AWK is a party will constitute, the legal, valid and binding obligation of AWK, enforceable in accordance with their respective terms. The execution and delivery by AWK of this Agreement and the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provisions of the certificate of incorporation or by-laws of AWK or violate any provision of or result in the acceleration of any obligation or the creation or any Lien under any agreement, indenture, instrument, lease, Lien, order, arbitration award, judgment or decree to which AWK is a party or by which it or any of its properties is bound.

    4.3 CONSENTS. Except as set forth on SCHEDULE 4.3, no notice to, filing with, authorization of, exemption by, or consent of any person, entity, or Governmental Authority is required in order for AWK to consummate the transactions contemplated hereby, except for any consent, the failure of which to be obtained, would not have and could not reasonably be expected to have a material adverse effect on the Company.

    4.4 FINANCING. Purchaser has, or will have prior to the First Closing and the Second, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the First Purchase Price and any other amounts to be paid by it hereunder, when and as required to be made pursuant to this Agreement and the Subscription Agreement.

    4.5 DISCLAIMER. Except for the representations and warranties specifically set forth in this ARTICLE IV, AWK makes no (and Purchaser shall not in any manner whatsoever be deemed or be construed as having made any) representation or warranty to the Company hereunder or otherwise, express or implied.

    4.6 BROKERS. AWK represents that no broker or finder has acted for it in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby, and that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by AWK.

    4.7 LITIGATION. Except as disclosed on SCHEDULE 4.7, there are no actions, suits, arbitration proceedings, or other litigation investigations, inquiries or proceedings ("Actions or Proceedings") pending or, to the knowledge of the AWK, threatened (a) against or affecting AWK other than actions, suits, arbitration proceedings, or other litigation or proceedings, which taken individually or in the aggregate do not and could not be reasonably expected to have a Material Adverse Effect or (b) which challenge the validity of the transactions contemplated by this Agreement. Except as disclosed on SCHEDULE 4.7, AWK is not subject to any order, judgment, decree, award, investigation, inquiry or stipulation of or with any Governmental Authority which has, or may reasonably be expected to have, a Material Adverse Effect. AWK is not in default with respect to any order, judgment, decree, award or stipulation of any Governmental Authority and there are no unsatisfied judgments against either of AWK. There is not a reasonable likelihood of an adverse determination of any pending action or proceeding that would, individually or in the aggregate, have a Material Adverse Effect. Prior to the execution of this Agreement, AWK has delivered to Company all responses of counsel for the

Company to auditors' requests for information for the preceding three (3) years (together with any updates provided by such counsel) regarding actions or proceedings pending or threatened against, relating to or affecting AWK.

    4.8 RELEVANT PATENTS. The Patents listed on Schedule 4.8 are relevant to the business of the Company and are owned by AWK.

                                   ARTICLE V
                          COVENANTS OF SELLER PRIOR TO
                    THE FIRST CLOSING AND THE SECOND CLOSING

    The Company agrees that from the date hereof to the First Closing Date:

    5.1 ACCESS TO INFORMATION/COOPERATION. the Company shall, during normal business hours and without unreasonable interference with business operations of any Company: (a) give and shall cause to give AWK and AWK's representatives access, to the books and records, files, employees, consultants and physical facilities of the Company; and (b) cooperate with AWK with respect to the consummation of the transactions contemplated hereby and the transition of the Business from the Company to AWK and shall make all information reasonably requested and management of the Subsidiaries available to AWK for such purposes.

    5.2 INTERIM CONDUCT OF BUSINESS. The Company shall use all commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Company, and (ii) preserve the present goodwill and advantageous relationships of the Company. The Company shall continue to operate and conduct business only in the usual, regular and ordinary course and manner consistent with past practice. The Company shall maintain respective books, accounts and records in the usual, regular and ordinary manner. The Company shall continue, the insurance described on SCHEDULE 3.13 and not allow any breach of such insurance policies or agreements to occur or exist. Other than in the ordinary course of business, and except as set forth in SCHEDULE 5.2 or as may otherwise be required by applicable law, no increase or other material change shall be made in the compensation arrangements for any Employee from that in effect as of December 18, 2000. The Company shall refrain from: (i) amending its certificates or articles of organization or incorporation or by laws (or other comparable charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such entity (except as contemplated in Sections 7.1, 7.2 and 9.8; (ii) taking any of the actions listed in SECTION 3.4 hereof; (iii) making any representation or promise, oral or written, to Employee concerning any Employee Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Employee Benefit Plan or the obligations of AWK pursuant to SECTION 9.10; (iv) (A) taking or omitting or agreeing or committing to omit any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at any time between the date hereof and the First Closing; or (B) taking any action or course of action inconsistent with the compliance with the covenants and agreements of the Company herein or which might materially adversely affect the interests of the Purchasers hereunder; and (v) entering into any agreement to engage in any of the activities listed in this SECTION 5.2.

    5.3 CONSENTS AND APPROVALS. The Company shall make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the First Closing Date by or on behalf of the Company, or jointly with AWK, in order to effectuate the transactions contemplated by this Agreement. The Company will use all commercially reasonable efforts to cause the First Closing to occur.

    5.4 NOTICE OF CERTAIN EVENTS. To the extent the Company has knowledge thereof, the Company shall promptly notify AWK of: (a) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (b) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement; or (c) any breaches of Sections 5.2 or 5.5.

Promptly following receipt thereof by the Company, the Company shall give AWK copies of any notice received by the Company concerning an employee benefit plan of the Company or from any Governmental Authority or other person alleging any violation of any law, statutes, rules, regulations, orders and other pronouncements of any Governmental Authority.

    5.5 OTHER DISCUSSIONS. Upon execution of this Agreement, the Company will not take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person
(a) to engage in any Business Combination, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination or (c) to furnish or cause to be furnished any information with respect to the Company or any such Affiliate (or any such person acting for or on their behalf) knows or has reason to believe is in the process of, or may be, considering any Business Combination with the Company. If the Company or any Affiliate (or any such person acting for or on their behalf) receives from any person (other than AWK or the Purchasers) any offer, inquiry or informational request the Company will promptly advise such person, by written notice, of the terms of is SECTION 5.5, will promptly, orally and in writing, advise AWK and the Purchasers of receipt of an offer, inquiry or informational request, and, except to the extent barred by a confidentiality agreement that was executed prior to the date of this Agreement, will promptly, orally and in writing, advise AWK and the Purchasers of the essential terms thereof (including, without limitation, the identity of the person making such offer, inquiry or request).

    5.6 DUE DILIGENCE. In order to facilitate the due diligence investigation to be conducted by AWK and the Purchasers, the Company will cause to be made available to AWK such information available to the Company that AWK may reasonably request relating to the Acquisition.

    5.7 The Company and its affiliates agree that from the date of entering this Agreement until the Agreement is Terminated, none of The Company or the Company's directors, affiliates, employees, or other agents and representatives shall without the written consent of AWK, directly or indirectly (a) sell or offer to sell to a third party, or (b) solicit a competitive bid from a third party to purchase, any of the issued and outstanding share capital of the Company, nor shall any of them directly or indirectly (c) sell all or a material portion of the assets of the Company except in the ordinary course of business,
(d) conduct any merger with any entity and/or the acquisition or sale of any assets, or any negotiations or discussions thereof; or (e) engage in or continue any discussions or negotiations with any person or entity that has made or who may make a bid for any such assets or share capital. The warranties contained in this paragraph apply to all transactions. For purposes hereof, the transfer of a controlling interest in any legal entity that owns equity in the Company shall be deemed an improper transfer of the Company's share capital under this paragraph.

    5.6 COVENANTS WITH RESPECT TO SECOND CLOSING. The Company agrees that from the First Closing Date until the Second Closing Date, the Company will comply with Section 5.1, 5.3, 5.4, 5.5 and this Section 5.7 of this Agreement.

                                   ARTICLE VI
                           COVENANTS OF AWK PRIOR TO
                      FIRST CLOSING AND THE SECOND CLOSING

    AWK agrees that from the date hereof to the First Closing Date and from the First Closing Date to the Second Closing Date:

    6.1 CONSENTS AND APPROVALS. AWK shall make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the First Closing Date and the Second Closing Date by or on behalf of AWK, or jointly with the Company, in order to effectuate the transactions contemplated by this Agreement and the Transaction Agreements. AWK shall use all commercially reasonable efforts to cause the First and Second Closings to occur.

    6.2 NOTICE OF CERTAIN EVENTS. To the extent AWK has knowledge thereof AWK shall promptly notify the Company of:

       (a) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

       (b) any actions, suits, claims, investigations or proceedings commenced or threatened against,, relating to or involving or otherwise affecting AWK that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

    6.3 INTERIM CONDUCT. AWK shall refrain from: (a) taking or omitting or agreeing or committing to omit any action that would make any representation or warranty of AWK hereunder including those made in Article III inaccurate in any material respect at any time between the date hereof and the First Closing Date and the Second Closing Date; or (b) taking any action or course of action inconsistent with the compliance with the covenants and agreements of AWK and the Purchasers herein or which might materially adversely affect the interests of the Company hereunder.

    6.4 ACCESS TO INFORMATION/COOPERATION. AWK shall, during normal business hours and without unreasonable interference with business operations of AWK: (a) give and shall cause to give the Company and the Company's representatives access, to the books and records, files, employees, consultants and physical facilities of AWK; and (b) cooperate with the Company with respect to the consummation of the transactions contemplated hereby and shall make all information reasonably requested.

    6.5 DUE DILIGENCE. In order to facilitate the due diligence investigation to be conducted by the Company, AWK will cause to be made available to the Company such information available to AWK that Company may reasonably request relating to the Acquisition.

    6.6 COVENANTS WITH RESPECT TO SECOND CLOSING. AWK agrees that from the First Closing Date until the Second Closing Date, AWK will comply with
Section 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement.

                                  ARTICLE VII
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                     OF THE PURCHASERS AND AWK AT THE FIRST
                         CLOSING AND THE SECOND CLOSING

    7.1 The obligations of AWK and the Purchasers at the First Closing under this Agreement are, at the option of AWK, subject to satisfaction of the following conditions precedent on or before the First Closing Date:

        (a) DUE DILIGENCE. AWK shall have completed due diligence ("Due Diligence") to the satisfaction of AWK, in its sole discretion.

        (b) WARRANTIES TRUE OF BOTH PRESENT DATE AND FIRST CLOSING DATE. The representations and warranties of the Company contained in
             ARTICLE III (i) shall be true in all material respects on and as of the date of this Agreement and (ii) shall be true in all material respects on and as of the First Closing Date with the same force and effect as though made on and as of the First Closing Date; provided that any representation and warranty already qualified herein by a materiality standard or the Material Adverse Effect shall be true in all respects on the date hereof and as of the First Closing Date.

        (c) COMPLIANCE WITH AGREEMENTS AND COVENANTS; CERTIFICATE. The Company shall, in all material respects, have performed all of their respective obligations and agreements and complied with all of their covenants contained in this Agreement to be performed and complied with by it on or prior to the First Closing Date and the Company shall have delivered to AWK (i) a certificate, dated as of the First Closing Date, executed by a duly authorized officer of each the Company, certifying as to compliance with SECTION 7.1; (ii) an opinion of the Company's counsel in a form acceptable to AWK; and (iii) a bring down letter from the Company's accountant in a form acceptable to AWK.

        (d) GOVERNMENTAL AUTHORITY AND THIRD PARTY CONSENTS. AWK shall have received any necessary consents or approvals required from any Governmental Authority, stockholder or third party in order to effectuate the transactions contemplated by this Agreement.

        (e) ACTIONS OR PROCEEDINGS. There shall not be in effect on the First Closing Date any law, statute, rule, regulation, order, judgment, decree, award, ordinance or other pronouncement of any Governmental Authority restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement. There shall not be pending or threatened on the First Closing Date any action or proceeding or any other action which could reasonably be expected to result in the issuance of any such order, judgment, decree, award or the enactment, promulgation or deemed applicability to AWK or the Company, or the transactions contemplated by this Agreement of any such order, judgment, decree, award, law, statute, rule, regulation, ordinance or other pronouncement of any Governmental Authority. The litigation, employee claims, and property lease disputes, listed on Schedules 3.11, 3.20, and Schedule 7.1(e) have been successfully settled by the Company to the full satisfaction of the AWK.

        (f)  RESERVED.

        (g) WAIVER AND RELEASE BY CERTAIN SHAREHOLDERS. The Company shall have entered into the respective Waiver and Release Agreements with the VisionComm Shareholders in the substantial form attached hereto as EXHIBIT C pursuant to which (1) the VisionComm Shareholders will surrender to the Company for cancellation all of the promissory notes and warrants issued to them in or around December 2000; and
             (2) the VisionComm Shareholders will waive any past, present or future legal claims against the Company, Purchasers or AWK. In consideration therefor, and for the promise by the VisionComm Stockholders to enter into a waiver and release satisfactory to the Company at its sole discretion, the Company shall have issued an additional number of shares of Common Stock such that, when combined with the shares of Common Stock issued contemporaneously with the aforementioned warrants and promissory notes, the number of shares of Common Stock held by the VisionComm Shareholders is Twelve Million Eight Hundred Thousand (12,800,000). The Company and VisionComm shall have performed their respective obligations and such Waiver and Release to the satisfaction of the AWK.

        (h) NEW MEMBERS ELECTED TO BOARD OF DIRECTORS. The Parties shall have taken all necessary steps under the Utah Revised Business Corporation Act, the rules of the American Stock Exchange and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to elect AWK's nominees to the board of directors of the Company. The Company agrees to accept the resignations from no fewer than that number of directors on the Company's incumbent board of directors that will give AWK's nominees to the board a majority on the Company's Board of Directors. Subject to the fiduciary duties of the Company's incumbent directors, AWK may also request (but shall not be obligated to so request) that the Company increase the size of its Board of Directors and fill the vacancies created thereby with AWK's nominees, such that immediately thereafter, AWK's nominees shall comprise a majority of the Company's Board of Directors.

        (i) DIRECTORS. At Closing, the current directors of the Company shall nominate, and agree to vote in favor of the election of (i) AWK nominees to the Company's Board of Directors. Thereafter, the other remaining board members agree to (i) amend the By-laws to permit the Company to have one or more directors and (ii) upon request of AWK, tender their written resignations.

        (j) SETTLEMENT OF LITIGATION. The Company shall have settled to the satisfaction of AWK (as determined in the sole discretion of AWK) all of the litigation matters listed in Schedule 7.1(i) hereto and made a part hereof. The Company shall not execute any settlement documents without the prior written approval of AWK, which may be withheld in AWK's sole discretion.

        (k) REVERSE SPLIT OF SHARES OF COMMON STOCK. If so requested in writing at least 10 days prior to the First Closing in preparation to the First Closing, the Company shall use its best efforts to cause the Reverse Stock Split.

        (l) CROOKS HOLLOW AND PALADIN EQUITY FACILITY. That certain Paladin Credit Agreement between the Company and Paladin Trading Limited dated August 31, 2000 and that certain Common Stock Purchase Agreement between the Company and Crooks Hollow Road, LLC, dated MAY 10, 2000 have been revised to the AWK's satisfaction.

        (m) ADDITIONAL CONDITIONS. Such other conditions as AWK shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

    7.2 The obligations of AWK and the Purchasers at the Second Closing under this Agreement are, at the option of AWK, subject to satisfaction of the following conditions precedent on or before the Second Closing Date:

        (a) DUE DILIGENCE. The Company shall have completed to AWK's satisfaction due diligence more extensive and in addition to the Due Diligence ("Further Due Diligence").

        (b)  WARRANTIES TRUE OF BOTH PRESENT DATE AND THE SECOND CLOSING
             DATE. The representations and warranties of the Company contained in ARTICLE III (i) shall be true in all material respects on and as of the date of this Agreement and (ii) shall be true in all material respects on and as of the Second Closing Date with the same force and effect as though made on and as of the Second Closing Date; provided that any representation and warranty already qualified herein by a materiality standard or the Material Adverse Effect shall be true in all respects on the date hereof and as of the First Closing Date.

        (c) COMPLIANCE WITH AGREEMENTS AND COVENANTS; CERTIFICATE. The Company shall, in all material respects, have performed all of their respective obligations and agreements and complied with all of their covenants contained in this Agreement to be performed and complied with by it on or prior to the Second Closing Date (including without limitation the covenants and agreements contained in SECTIONS 5.1, 5.2, 5.3, 5.4, 5.5 AND 5.7); and the Company shall have delivered to AWK (i) a certificate, dated as of the Second Closing Date, executed by a duly authorized officer of the Company, certifying as to compliance with SECTION 7.1(C); (ii) an opinion of the Company's counsel in a form acceptable to AWK; and (iii) a bring down letter from the Company's accountant in a form acceptable to AWK.

        (d) GOVERNMENTAL AUTHORITY AND THIRD PARTY CONSENTS. AWK shall have received any necessary consents or approvals required from any Governmental Authority, stockholder or third party in order to effectuate the transactions contemplated by this Agreement.

        (e) ACTIONS OR PROCEEDINGS. There shall not be in effect on the Second Closing Date any law, statute, rule, regulation, order, judgment, decree, award, ordinance or other pronouncement of any Governmental Authority restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement. There shall not be pending or threatened on the Second Closing Date any action or proceeding or any other action which could reasonably be expected to result in the issuance of any such order, judgment, decree, award or the enactment, promulgation or deemed applicability to AWK or the Company, or the transactions contemplated by this Agreement of any such order, judgment, decree, award, law, statute, rule, regulation, ordinance or other pronouncement of any Governmental Authority.

        (f) ADDITIONAL CONDITIONS. Such other conditions as AWK shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VIII
                  CONDITION PRECEDENT TO OBLIGATIONS OF SELLER

    8.1 REPRESENTATIONS IN FORCE. The obligations of the Company under this Agreement are, at the option of the Company not to be unreasonably withheld, subject to the satisfaction that the representations and warranties of AWK contained in ARTICLE IV (a) shall be true in all material respects on and as of the date of this Agreement, and (b) shall also be true in all material respects on and as of the First Closing Date and the Second Closing Date, as applicable, with the same force and effect as though made by AWK on and as the date of this Agreement; provided that any representation and warranty contained in ARTICLE IV already qualified herein by a materiality standard or the Material Adverse Effect shall be true in all respects on the date of this Agreement, as of the First Closing Date and as of the Second Closing Date, as applicable.

    8.2 DUE DILIGENCE. The Seller shall have completed due diligence ("Seller Due Diligence") to the satisfaction of the Seller.

                                   ARTICLE IX
                      ADDITIONAL COVENANTS AND AGREEMENTS

    9.1 OTHER INSTRUMENTS; COOPERATION AND ASSURANCES. Each party hereto agrees to execute and deliver (whether prior to, on or after First Closing) all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out the transactions contemplated by this Agreement and the Transaction Agreements.

    9.2 RECORDS. Each Party shall provide the other party with access to all relevant documents and other information pertaining to the Business which are needed by such other party for the purposes of preparing tax returns or responding to an audit by any Governmental Authority or for any other reasonable purpose. Such access will be during normal business hours.

    9.3 PUBLICITY. The parties shall confer with each other prior to making any public announcement or release concerning this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby and shall promptly cooperate with each other to the extent practicable in issuing any such announcements or releases. To the extent permitted under applicable law and under the Exchange Act, if the parties file copies or this Agreement or any other Transaction Documents, and if reasonably requested by the other Party (other than a VisionComm Shareholder), they shall file redacted copies hereof in satisfaction of their reporting obligations.

    9.4 EXPENSES. Except as provided in the next sentence, each party hereto shall bear its own expenses with respect to this transaction. The Company and AWK shall each pay one-half of all sales, use, stamp, transfer, service, recording, and like taxes or fees, if any, imposed by any Governmental Authority required to be paid in connection with the consummation of the transactions contemplated by this Agreement.

    9.5 CONFIDENTIAL INFORMATION. Except to the extent required by any provision hereof or by applicable law or required in connection with any tax or securities filing, or otherwise approved by the other party in advance, for a period of five (5) years from the First Closing Date, all of the current officers and directors of the Company shall retain in strict confidence, and shall not use for the benefit of itself or others, any confidential and proprietary information relating solely to the Business of either the Company of VisionComm, customer lists, pricing policies, marketing plans or strategies, and product development techniques or plans; provided, however, that the restrictions of this Section shall not apply to information which is or becomes public knowledge or otherwise generally known in the trade through no fault of the Company, or shall be subject to an order of a court of competent jurisdiction.

    9.6  ENFORCEMENT OF RESTRICTIVE COVENANTS.

       (a) If the Company breaches, or threatens to commit a breach of, any of the provisions of SECTION 9.6 ("Restrictive Covenants"), AWK shall have, in addition to any other rights or remedies available to AWK at law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to AWK and that money damages will not prove an adequate remedy to AWK.

       (b) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

    9.7 MANAGEMENT LIAISON. AWK will appoint and authorize a liaison to represent AWK from the date of this Agreement until the First Closing in all matters where the Company under the Agreement must seek approval or consent of Awk.

                                   ARTICLE X
                                 FIRST CLOSING

    10.1 FIRST CLOSING. The First Closing shall take place on the tenth (10th) business day after all conditions precedent to the First Closing set forth in ARTICLES VII and VIII to this Agreement have been satisfied or waived ("First Closing Date").

    10.2 DELIVERIES BY THE COMPANY. At the First Closing, the Company will deliver to AWK or its designees, the following:

       (a) stock certificates, properly endorsed, representing the First Shares, together with all necessary instruments of transfer and such other documents as may be required by AWK to evidence AWK's full and unrestricted ownership of the First Shares;

       (b) the certificate, opinion, and bring down letter referred to in
           SECTION 7.1(c)

       (c) certified copies of resolutions of each the Company's Board of Directors authorizing the Company to consummate the First Closing;

       (d) certificate of Good Standing (or comparable documentation) of the Company;

       (e) executed counterparts of the Subscription Agreement;

       (f) such other documents as AWK's counsel shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

    10.3 DELIVERIES BY AWK. At the First Closing, AWK will deliver to the Company, the following:

       (a) the First Purchase Price;

       (b) the certificate referred to in SECTION 7.2;

       (c) certified copies of resolutions of AWK's Board of Directors authorizing AWK to consummate the First Closing;

       (d) executed counterparts of the Subscription Agreement;

       (e) such other documents as the Company' counsel shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

                                   ARTICLE XI

                                 SECOND CLOSING

    11.1 SECOND CLOSING. The Company can acquire control of AWK at a date after the First Closing provided the shareholders of the Company and AWK approve. Such acquisition will be based on an independent valuation of AWK. AWK has agreed to engage Samil/PricewaterhouseCoopers to perform such independent valuation. The Second Closing shall take place on a date that AWK and the Company agree ("Second Closing Date").

    11.2 DELIVERIES BY THE COMPANY. At the Second Closing, the Company will deliver to the Purchasers or AWK, respectively, the following:

       (a) stock certificates, properly endorsed, representing the Second Shares, together with all necessary instruments of transfer and such other documents as may be required by the Purchasers to evidence the Purchasers' full and unrestricted ownership of the Second Shares and Warrants;

       (b) the certificates, opinions, and bring down letters referred to in
           SECTION 7.1.

       (c) certified copies of resolutions of the Company's Board of Directors authorizing the Company to consummate the Second Closing;

       (d) certificate of Good Standing (or comparable documentation) of the Company;

       (e) [reserved]

       (f) such other documents as AWK's counsel shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

    11.3 DELIVERIES BY AWK. At the Second Closing, AWK will deliver to the Company, the following:

       (a) the Second Purchase Price;

       (b) the certificate referred to in SECTION 7.2;

       (c) certified copies of resolutions of AWK's Board of Directors authorizing AWK to consummate the Second First Closing;

       (d) executed counterparts of the Subscription Agreement;

       (e) such other documents as the Company' counsel shall reasonably request or which are necessary to consummate the transactions contemplated hereby.

                                  ARTICLE XII

                                  TERMINATION

    12.1 TERMINATION. This Agreement may be terminated at any time on or prior to the First Closing Date:

       (a) With the mutual consent of the Company and AWK; or

       (b) By the Company or AWK, if the First Closing shall not have taken place on or before the fourth monthly anniversary of the date hereof, or such later date as may be approved in writing by AWK and the Company.

    12.2 EFFECT OF TERMINATION. Except as permitted by SECTION 12.1, if termination shall result from the willful failure of either Party to fulfill a condition to the performance of the obligations of the other party, the failure of either Party to perform a covenant of this Agreement, or the breach by either party hereto of any representation or warranty or agreement contained herein in a willful or grossly negligent manner, such party shall be fully liable for any and all Losses incurred or suffered by the other parties.

    12.3 DEFAULT; RETURN OF FIRST PURCHASE PRICE. If, after the First Closing, AWK discovers that the Company has not complied with the terms of this Agreement or any of the Transaction Agreements, AWK and the Purchasers shall have the right to indemnification of the First Purchase Price by the Company and shall have the right to be indemnified all reasonable expenses related to the preparation and completion of the transactions envisioned by this Agreement and the Transaction Agreements.

                                  ARTICLE XIII

                     SURVIVAL AND REMEDY OF INDEMNIFICATION

    13.1 SURVIVAL. The covenants, agreements, representations or warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant to, or in connection with, this Agreement shall survive the Second Closing Date for a period of five (5) years, except for
Section 3.12, which shall survive the Second Closing Date for a period of six
(6) years.

    13.2 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Purchasers and AWK and, without duplication, each of its Affiliates, and each of their respective officers, directors, employees and representatives (collectively, "Indemnified Parties"), against, and the Company agrees to defend and hold the Indemnified Parties harmless from, any and all Losses incurred or suffered by the Indemnified Parties (or any combination thereof) arising out of any of the following: (a) (i) any breach of or any inaccuracy in any representation or warranty of the Company pursuant to this Agreement and any Transaction Agreement, and (ii) any breach of or failure by the Company to perform any covenant or agreement of the Company contained in this Agreement, subject to the limitations set forth in SECTION 13.1; (b) (i) the presence, release, spilling, leaking, emitting, discharging, leaching, dumping or disposal of any Hazardous Substance existing as of or prior to First Closing by the Company or any entities formerly owned the Company at, from, in, to, on, or under any property currently or formerly owned, operated or leased by the Company, or any entities formerly owned by the Company; (ii) the transportation, treatment, storage, handling, or disposal or arrangement for transportation, treatment, storage, handling or disposal of any Hazardous Substance generated prior to the Closing Date by the Company or any entities formerly owned by the Company at or to any location occupied by the Company; or (iii) any violation of any Environmental Law committed prior to the First Closing Date by the Company or any entities formerly owned by the Company.

    13.3 INDEMNIFICATION BY THE PURCHASERS AWK. The Purchasers and AWK shall indemnify the Company, and, without duplication, each of its Affiliates, and each of its respective officers, directors, employees and representatives (collectively, "Company Indemnified Parties") against, and agrees to defend and hold the Company Indemnified Parties harmless from, any and all Losses incurred or suffered by any of the Company Indemnified Parties (or any combination thereof) arising out of any of the following: (a)(i) any breach of or any inaccuracy in any representation or warranty of AWK pursuant to this Agreement, and (ii) any breach of or failure by AWK and the Purchasers to perform covenant or agreement of AWK or the Purchasers contained in this Agreement, subject to the limitations set forth in SECTION 13.1.

    13.4 LOSSES NET OF INSURANCE. The amount of any Loss for which indemnification is provided under this Article shall be net of any amounts recovered by the person to be indemnified pursuant to this Article XIII (the "Indemnified Party") under insurance policies with respect to such Loss.

    13.5 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto, shall terminate in accordance with SECTION 13.1 and no claim for indemnification may be made under SECTION 13.2(a) OR 13.3(a) with respect to any representation, warranty or covenant, after such representation, warranty or covenant shall have expired in accordance with this SECTION 13.1; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which indemnified party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the party from which indemnification is sought pursuant to this Article XIII.

    13.6  NOTICE OF CLAIMS; ASSUMPTION OF DEFENSE.

       (a) The indemnified party shall give prompt notice ("Claim Notice") to the indemnifying party, in accordance with the terms of SECTION 14.2, of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity
           (i) the basis therefor, (ii) an estimate of the amount the indemnified party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying party, and
           (iii) such other information with respect thereto as the indemnifying party may reasonably request; PROVIDED, that no failure to give any such notice shall result in the loss of any rights to indemnification hereunder except to the extent that the ability of the indemnifying party to defend a claim was materially prejudiced by the failure to send such notice, if the indemnifying party does not object to such claim within twenty (20) days of receiving notice thereof, the indemnified party shall be entitled to recover the amount of such claim pursuant to this ARTICLE XIII. If, however, the indemnifying party advises the indemnified party that it disagrees with the indemnified party's claim, the parties shall, for a period of twenty
           (20) days after the indemnifying party advises the indemnified party of such disagreement, attempt to resolve the difference.

       (b) The indemnifying party may, at its own expense, (i) participate in and, (ii) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to SECTION 13.2 OR SECTION 13.3 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume control of the defense thereof; provided that the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at the indemnifying party's expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

    13.7 SETTLEMENT OR COMPROMISE. Whether or not the indemnifying party shall have assumed the defense of any such claim, suit, action or proceeding of the kind referred to in SECTION 13.6. the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge such claim, suit, action or proceeding without the indemnifying party's prior written consent (which will not be unreasonably withheld or delayed). The indemnifying party shall obtain the written consent of the indemnified party (which will not be unreasonably withheld) before entering into any settlement, adjustment, compromise or discharge, or ceasing to defend against any such claim, suit, action or proceeding only if as a result thereof, (a) there would be imposed on the indemnified party any liability or obligations not covered by the indemnity obligations of the indemnifying party under this Agreement or (b) there would be required any admission of wrongful conduct on the part of the indemnified party.

    13.8 FAILURE OF INDEMNIFYING PARTY TO ACT. In the event that the indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder, provided, that the indemnified party gives the indemnifying party at least thirty (30) days written notice of its proposed failure to defend or participate and affords the indemnifying party the opportunity to assume the defense thereof.

                                  ARTICLE XIV

                                 MISCELLANEOUS

    14.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Transaction Documents set forth the entire agreement and understanding of the parties hereto and thereto in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto.

    14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, telecopy or other wire transmission (provided that a copy of such transmission is simultaneously sent in the manner provided in CLAUSE (III) below) or (iii) five (5) days after being deposited with a reputable courier service:

       (a) If to the Company addressed as follows:

           124 Point West Blvd.
           St. Charles, Missouri 63301
           Attn: CEO or President

           with a copy to:

           10336 Variel Avenue
           Chatsworth, CA 91311
           Attn: Chandos Mahon

       (b) If to AWK, addressed as follows:

           908-1 Sao-Ri-Edong
           Myun Ciry, Yongin
           Kyunggi-Do KOREA
           Telecopier: 82-31-322-5849
           Attn: CEO or President

           with a copy to:

           Davies Ward Phillips & Vineberg LLP
           430 Park Avenue
           New York, New York 10022
           Telecopier: (212) 308-0132
           Attn: Howard H. Jiang, Esq.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

    14.3 AMOUNTS IN UNITED STATES DOLLARS. For purposes of this Agreement, all figures set out herein which are preceded by the symbol "$" and all references to "dollars" shall be references to United States Dollars.

    14.4 WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

    14.5 COUNTERPARTS. This Agreement and any or all of the Transaction Documents may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14.6 HEADINGS. The headings preceding the text of Articles and Sections of this Agreement and the Schedules thereto are for convenience of reference only and shall not be deemed part of this Agreement.

    14.7  APPLICABLE LAW; ARBITRATION.

       (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America, without regard to its conflict of laws principles.

       (b) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally resolved by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL) as at present in force. The arbitration shall take place in New York, New York and shall be conducted in the English language. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by the Company, one to be appointed by AWK and a third by the two arbitrators so selected. The "appointing authority" for purposes of the UNCITRAL Rules shall be the American Arbitration Association.

       (c) To the extent permitted by law, the award of the arbitrators may include, without limitation, one or more of the following: a monetary award, a declaration of rights, an order of specific performance, an injunction, reformation of the contract. The decision of the arbitrators shall be final and binding upon the parties hereto, and judgment on the award may be entered in any court of competent jurisdiction.

       (d) Each party shall have the right to institute judicial proceedings for interim measures of protection (including without limitation injunction, attachment or sequestration of property, temporary restraining order, preliminary injunctions and other equitable relief) before or during the pendency of any arbitration proceeding hereunder, if such remedy is required to prevent irreparable harm or injury to a party. Each party (without hereby limiting its susceptibility to suit in any court) expressly submits itself and consents to the non-exclusive jurisdiction of the courts of the State of New York, and the United States federal courts located in the borough of Manhattan, New York City, New York, with respect to any such judicial proceeding.

       (e) The cash expenses of the arbitration (including without limitation reasonable fees and expenses of counsel, experts and consultants) shall be borne by the party against whom the decision of the arbitrators is rendered; provided that in the event a party prevails only partially, such party shall be entitled to get reimbursed for such costs and expenses in the proportion that the dollar amount successfully claimed by the prevailing party bears to the aggregate dollar amount claimed.

    14.8 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment or other transfer shall be made without the prior written approval of each of the parties hereto.

    14.9 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

    14.10 SEVERABILITY. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable by an arbitrator, a court of competent jurisdiction or other governmental authority, the remainder of this Agreement shall remain in full force and effect or shall be reasonably construed to carry out the intent of the parties as expressed herein. This Agreement shall be construed according to its fair meaning, with the language used herein deemed to be the language chosen by the parties to express their mutual intent, and no presumption or rule of strict construction shall be applied against any party hereto.

    14.11 PREAMBLE AND RECITALS. The Parties acknowledge the accuracy of the preamble and recitals hereto and such preamble and recitals are hereby incorporated by reference as if set forth herein at length.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Company and AWK have executed and delivered this Agreement as of the date first above written.

ANOTHER WORLD, INC.                                 CHEQUEMATE INTERNATIONAL INC.

By:             /s/ PHILMOON SEONG                  By:             /s/ CHANDOS MAHON
     ---------------------------------------             ---------------------------------------
              Name:  Philmoon Seong                                Name:  Chandos Mahon
               Its:  CEO/PRESIDENT                               Its:  PRESIDENT AND CEO

SCHEDULE 1.3

                         CHEQUEMATE INTERNATIONAL INC.
                              REGISTRATION RIGHTS
                      ("STATEMENT OF REGISTRATION RIGHTS")

    The following rights shall be attached to each of the First Shares and the Second Shares issued to The Purchasers (the "Holders"). All terms capitalized herein but not defined herein shall have the meaning given to it in the main body of the Master Agreement to which this document comprises Schedule 1.3 (the "Agreement").

    1.  REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

    1.1  DEFINITIONS.  For purposes of this SECTION 1:

           (a) The term "Act" shall mean the Securities Act of 1933, as amended.

       (a) The term "Agreement" shall have the meaning set forth in the recital above.

       (b) The term "Form S-4 or S-8" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities to be issued in a merger or other Rule 145 transaction under the Act, or securities to be issued to an employee, consultant or other similar person pursuant to a plan.

       (c) The term "Holders" means the Purchasers.

       (d) The term "initial public offering" shall mean the first issuance in an underwritten public offering pursuant to a registration statement filed by the Company under the Act that yields net proceeds to the Company in excess of $2 million to the Company in connection with the initial firm commitment underwritten offering of its securities to the general public.

       (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

       (f) The term "Registrable Securities" means (i) the First Shares and the Second Shares issued to the Holder, and (ii) any Common Stock of the Company issued as a dividend to the Holders or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this SECTION 1 are not assigned.

       (g) The term "SEC" shall mean the Securities and Exchange Commission.

    1.2 DEMAND REGISTRATION. Upon receipt by the Company of a request from the Holders of no less than twenty-five percent (25%) of the Registrable Securities ("Demand Holders") to register less than twenty-five percent (25%) of the total Registrable Securities, the Company, at such time, shall cause to be registered any of the Registrable Securities that the Holder beneficially owns at the time of the request and desires to have registered; PROVIDED HOWEVER, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

              The Company shall not be obligated to file (i) more than two registration statements initiated pursuant to this SECTION 1.2 which becomes effective or which is rescinded by the Demand Holders without reimbursement, (ii) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which shares offered by the Company are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

              The Company may delay the filing or effectiveness of any
               registration statement for a period not to exceed 90 days after the date of a request for registration pursuant to this SECTION
               1.2 if (i) at the time of such request the Company is engaged, or has fixed plans to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of its own shares in which the Holder of Registrable Shares may, to the extent such registration statement is in the registration process, include Registrable Shares pursuant to SECTION 1.3 or
               (ii) the Company shall furnish to the Holder requesting such registration a certificate signed by the President or its General Counsel stating that, in the good faith judgment of the Board of Directors of the Company, that (A) it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed or (B) there exists a material development or a potential material development with respect to or involving the Company that the Company would be obligated to disclose in the prospectus or offering circular used in connection with the registration statement, which disclosure would in the judgment of the Company be premature or otherwise inadvisable at such time, and that it is therefore essential to defer the filing of such registration statement.

              A requested registration under this SECTION 1.2 may be rescinded by written notice to the Company by the Demand Holders for which a registration demand was received; PROVIDED, HOWEVER, that such rescinded registration shall not count as a registration statement initiated pursuant to this SECTION 1.2 above if the Demand Holders shall have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration. The Company may select any firm of underwriters in connection with a registration under this SECTION 1.2, which firm of underwriters shall be reasonably acceptable to the Demand Holders.

    1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register any shares of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities under Form S-4 or S-8, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities to the public or a registration in which the only common stock being registered is common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holders no less than twenty-five percent (25%) at the Registrable Securities ("Company Registration Holders") to Register no less than twenty-five percent (25%) of the Registrable Securities given within twenty (20) days after mailing of such notice by the Company in accordance with SECTION 2.4, the Company shall, subject to the provisions of SECTION 1.8, cause to be registered, together with the shares of its common stock to be registered in connection with the public offering of such securities under the Act, all of the Registrable Securities that the Company Registration Holders beneficially owns at the time of the request.

    1.4 OBLIGATIONS OF THE COMPANY. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until the distribution contemplated by the Company of its securities registered under the registration statement has been completed; provided, however, in the case of any registration by the Company (and incidentally by the Holder) on Form S-3 which are intended to be offered on a continuous or delayed basis, the Company may keep such registration effective for so long as is necessary to sell all of the securities registered thereunder.

       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

       (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

       (d) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be determined to be appropriate by the managing underwriter in such public offering.

       (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holders shall also enter into and perform their respective obligations under such an agreement, and shall have the right to negotiate the terms thereof in addition to any negotiation by the Company on behalf of itself.

       (f) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

       (g) Cause all such Registrable Securities registered pursuant hereunder to be listed or to continue to be listed on the American Stock Exchange.

       (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

       (i) Use all commercially reasonable efforts to furnish, at the request of the Holders, on the date that Holder's Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

    1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 1 with respect to the Registrable Securities of the Holder that each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of each Holder's Registrable Securities.

    1.6  [RESERVED]

    1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to SECTION
1.2 or 1.3 (which right may be assigned as provided in SECTION 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the Holder hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the Holder selected by them, but the reimbursement of expenses shall exclude underwriting discounts and commissions relating to the offer and sale of the Registrable Securities.

    1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving and underwriting of shares of the Company's capital stock, the Company shall not include the Holders' securities in such underwriting to the extent that the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Purchasers to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering.

    1.9 DELAY OF REGISTRATION. The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section, except in the case of bad faith or unreasonable determinations by the Company or the chosen underwriters.

    1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this SECTION 1:

              To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act or the Exchange Act, against losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.

              To the extent permitted by law, the Holder jointly and severally, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Purchaser selling securities in such registration statement and any controlling person of any such underwriter or Purchaser selling securities, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by each Holder.

              Promptly after receipt by an indemnified party under this SECTION
               1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, of representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise that under this SECTION 1.10.

              If the indemnification provided for in this SECTION 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement of omission.

              Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              The obligations of the Company and the Holder under this SECTION
               1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 1, and otherwise.

    1.11 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or another registration form that permits a comparable amount of information to be incorporated by reference, the Company agrees to:

       (j) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
           (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

       (k) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

       (l) furnish to each Holder, so long as each Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 1 may be assigned to an Affiliate, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions hereof, including without limitation the provisions of SECTION 1.13 below.

    1.13  DURATION OF REGISTRATION RIGHTS.

              The Holder shall not be entitled to exercise any registration rights provided for in this Statement of Registration Rights, including but not limited to SECTIONS 1.2 and 1.3, after five (5) years following the First Closing.

              In addition, the right of the Holder to demand registration pursuant to SECTION 1.2 or inclusion in any registration pursuant to SECTION 1.3 shall terminate on the closing of the first Company-initiated registered public offering of common stock of the Company if all Registrable Securities held by the Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of common stock of the Company as all shares of Registrable Securities held by the Holder may immediately be sold under Rule 144 during any 90-day period. These conditions shall be deemed not to be satisfied if the Company is in breach of SECTION 1.11 hereof.

    Miscellaneous.

    2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein and in the Agreement, the terms and conditions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing herein, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason hereof, except as expressly provided herein.

    2.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holders, and each future holder of all such Registrable Securities, and the Company.

    2.3 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights hereunder.

    2.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Schedule 1.3 constitutes the full and entire undertaking by the Company and the full agreement of the Purchasers with regard to the registration rights contemplated by SECTION 1.3 of the Agreement.

EXHIBIT A
TO THE MASTER AGREEMENT

                             SUBSCRIPTION AGREEMENT

    To:   CHEQUEMATE INTERNATIONAL INC.
        And the directors thereof (the "Company")

    The undersigned ("Subscriber") hereby subscribes for             shares of
the common stock of the Company in consideration for the mutual covenants and agreement contained in that certain Master Agreement between the Company and Another World Inc., a corporation established under the laws of the Republic of
Korea dated March   , 2001 to which this Subscription Agreement is incorporated by reference as Exhibit A. Any capitalized terms not defined herein shall have the meaning given them in the Master Agreement.

    The undersigned understands that the Company will use the responses to this questionnaire to qualify stockholders of the Company who will receive Shares for purposes of United States federal and state securities laws.

    I understand that, by signing this agreement, I agree that the Company may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

    WHEREAS, pursuant to Article 1.1 and 1.2 and Schedule 1.1 of that Master Agreement between the Company will issue the First Shares (as defined in Article 1.1 of the Master Agreement) and the Second Shares (as defined in
Article 1.1 of the Master Agreement),

    WHEREAS, the Subscriber presently hold     shares of the Company's common
stock ("Common Stock");

    WHEREAS, the Subscriber has well-acquainted with the Company and has direct knowledge of the Company;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

1.  NON-US PERSON/ OFF SHORE TRANSACTION

    For purposes of the following, "UNITED STATES" includes the United States, its territories and possessions, any state, and the District of Columbia.

    The Subscriber is not a "U.S. PERSON," defined in Rule 902(k) of the Act as any one of the following:

       Any natural person resident in the United States.

       Any partnership or corporation organized under the laws of the United States.

       Any estate of which any executor or administrator is a U.S. person.

       Any trust of which any trustee is a U.S. person.

       Any agency or branch of a foreign entity located in the United States.

       Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or the account of a U.S. person.

       Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States.

       Any partnership or corporation, if such entity was formed under the laws of a foreign jurisdiction by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors.

    The Subscriber did not receive offering materials with respect to the purchase of the Units while in the United States.

    At the time of submitting this subscription, the Subscriber is outside of the United States.

2.  ADDITIONAL REPRESENTATIONS

REPRESENTATIONS AS TO INVESTMENT CAPABILITY, RECEIPT OF INFORMATION AND
  INVESTMENT INTENT

    1) The undersigned hereby represents and warrants that he (i) has the ability to bear the economic risks of the undersigned's prospective investment; and (ii) is able, without materially impairing his, her or its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on such investment;

    2) The undersigned hereby represents and warrants that he has received copies of all the information he has requested from the Company that he considers reasonably necessary or appropriate for deciding whether to accept the Shares without causing the Company unreasonable effort or expense to deliver such information;

    3) The Shares issued and sold to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Shares will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Subscription Agreement, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

    4) The undersigned understands and acknowledges that the Shares have not been registered under the Securities Act based on an exemption from registration and that the Company's reliance upon such exemption is predicated upon the undersigned's representations. The undersigned further understands and acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the Shares except for as set forth in a written instrument executed by the Company, if any, defining such registration obligations.

    5) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Shares; (ii) the availability of certain public information about the Company; and (iii) the resale occurring not less than the holding period stated by Rule 144. The undersigned further understands that at the time the undersigned wishes to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be in compliance with the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Shares under Rule 144 even if the minimum holding period had been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption would be required to sell the Shares.

    6) The undersigned covenants that in no event will he dispose of any Shares (other than pursuant to an exemption from registration) unless and until the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the undersigned shall have furnished the Company with a legal opinion in form and substance reasonably acceptable to the Company and delivered by counsel deemed acceptable to the Company in its sole discretion to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken.

    7) The undersigned acknowledges that neither the Company nor any person acting on its behalf offered or sold the Shares to the undersigned by any form of general solicitation or general advertising, including, but not limited to, the following:

    8) An advertisement, article, notice or other written or printed communication published in any newspaper, magazine, or similar media or any communication broadcast over television or radio or any communication by means of recorded telephone messages; and

    9) Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

    The above information and representations are true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Regulation S promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the closing of the undersigned's purchase of the Shares.

    Executed at ________________________ on ____________, 2001.

                                            -----------------------------------------------
                                            (Signature)

                                            -----------------------------------------------
                                            (Please Print Name and Title, if applicable)

    By the signature of the duly authorized officer of the Company affixed in the space provided below, the Company hereby accepts the subscription for the number of shares set forth below and agrees to issue to the subscriber such number of Shares.

                                            SUBSCRIPTION ACCEPTED

                                            No. Shares to be issued:

                                            -----------------------------------------------

                                            By:

                                            -----------------------------------------------

                                            Name:
                                                   -----------------------------------------

                                            Title:
                                                   -----------------------------------------